Exhibit 10.4
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of August 3, 2005, by and between VOIP, INC. (the “Company”) and WQN, INC. (the “Secured Party”).
     WHEREAS, the Company shall issue to the Secured Party a secured promissory note in the principal amount of Three Million Seven Hundred Thousand ($3,700,000) (the “Purchase Note”) and that certain promissory note, in the principal amount of $1,000,000 (the “Bridge Note,” together with the Purchase Note, the “Notes”); and
     WHEREAS, to induce the Secured Party to enter into the Notes, the Company hereby grants to the Secured Party a security interest in and to all of the assets of the Company until the satisfaction of the Obligations (as defined herein).
     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1.
DEFINITIONS AND INTERPRETATIONS
     Section 1.1 Recitals.
     The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.
     Section 1.2 Interpretations.
     Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.
     Section 1.3 Obligations Secured.
     The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under this Agreement, the Notes and that certain Asset Purchase Agreement, by and between the Company and the Secured Party, dated the date hereof (the “Asset Purchase Agreement”), and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the “Obligations”). This Agreement, the Notes and the Asset Purchase Agreement are collectively referred to herein as the “Transaction Documents.”

ARTICLE 2.
PLEDGED PROPERTY, ADMINISTRATION OF COLLATERAL
AND TERMINATION OF SECURITY INTEREST
     Section 2.1 Pledged Property.
          (a) The Company hereby pledges to the Secured Party, and creates in the Secured Party for its benefit, a security interest in and to all of the assets of the Company and the products thereof and the proceeds of all such items (collectively, the “Pledged Property”) for such time until the Obligations are paid in full.
          (b) Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Property. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.
     Section 2.2 Rights; Interests; Etc.
          (a) So long as no Event of Default (as defined in each of the Notes) under either of the Notes shall have occurred and be continuing:
               (i) the Company shall be entitled to exercise any and all rights pertaining to the Pledged Property or any part thereof for any purpose not inconsistent with the terms hereof; and
               (ii) the Company shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Property.
          (b) Upon the occurrence and during the continuance of an Event of Default:
               (i) All rights of the Company to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party, who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Property such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Property pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

               (ii) All interest, dividends, income and other payments and distributions which are received by the Company contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and shall be forthwith paid over to the Secured Party; or
               (iii) The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Property at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Notes as described herein.
     Section 2.3 Subordination. Secured Party acknowledges and agrees that its security interest in the Pledged Property shall be subordinate to securities interests in existence as of the date hereof, including the security interests in the Pledged Property in favor of Cedar Boulevard Lease Funding, LLC (“Cedar”), and agrees that Secured Party shall subordinate its security interest in the Pledged Property, to the security interests of any future Senior Creditor (as defined below) to the extent such security interests secure Senior Debt (as defined below. For purposes of this Agreement (i) “Senior Creditors” shall mean a bank, insurance company, pension fund, or accredited investor, or a syndicate of such institutional lenders that provides Senior Debt financing to the Company and its subsidiaries, including any party refinancing the obligations of the Company and its subsidiaries to Cedar; provided, that Senior Creditor shall not include any officer, director, or insider of the Company or any of its subsidiaries, or any affiliate of the foregoing, except upon the express written consent of Secured Party, (ii) “Senior Debt” shall mean any and all indebtedness and obligations for borrowed money (including principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations) at any time owing by the Company to Senior Creditor under the Senior Loan Documents (as defined below), including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower and any obligations of the Company and its subsidiaries incurred in connection with refinancing the obligations to Cedar; provided, that Senior Debt shall not include debt exceeding ten million and No/100 Dollars ($10,000,000.00) outstanding at any one time, and (iii) “Senior Loan Documents” means a loan agreement between Borrower and Senior Creditor and any other agreement, security agreement, document, promissory note, UCC financing statement, or instrument executed by Borrower in favor of Senior Creditor pursuant to or in connection with the Senior Debt, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.
ARTICLE 3.
ATTORNEY-IN-FACT; PERFORMANCE
     Section 3.1 Secured Party Appointed Attorney-In-Fact.
     Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same. The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine. To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.
     Section 3.2 Secured Party May Perform.
     If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 7.3.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
     The Company represents and warrants to the Secured Party that, in addition to the representations and warranties in the Transaction Documents, the Company warrants and represents that it is the legal and beneficial owner of the Pledged Property free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.
ARTICLE 5.
DEFAULT; REMEDIES
     Section 5.1 Default and Remedies.
          (a) If an Event of Default described in Section 3.1 of the Purchase Note or Section 6(a) of the Bridge Note occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable and the Secured Party can immediately exercise any of its rights and remedies pursuant to the Transaction Documents or under any applicable law. If an Event of Default described in Sections 3.2. 3.3 or 3.4 of the Purchase Note or under Section 6(c) of the Bridge Note occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party and the Secured Party can immediately exercise any of its rights and remedies pursuant to the Transaction Documents and under any applicable law.
          (b) Upon the occurrence of an Event of Default, the Secured Party shall be entitled to (i) receive all distributions with respect to the Pledged Property, (ii) cause the Pledged Property to be transferred into the name of the Secured Party or its nominee, (iii) dispose of the Pledged Property, (iv) realize upon any and all rights in the Pledged Property then held by the Secured Party, and (v) exercise any of its rights and remedies pursuant to the Transaction Documents and any applicable law.

     Section 5.2 Method of Realizing Upon the Pledged Property; Other Remedies.
     Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party’s right to realize upon the Pledged Property:
          (a) Any item of the Pledged Property may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days’ prior written notice of the time and place or of the time after which a private sale may be made), which notice period is hereby agreed to be commercially reasonable. At any sale or sales of the Pledged Property, the Company may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party. The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.
          (b) Any cash being held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Property shall be applied as determined by the Secured Party.
          (c) In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.
               (i) If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.
               (ii) The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.
     Section 5.3 Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding); and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.
     Section 5.4 Duties Regarding Pledged Property.
     The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.
ARTICLE 6.
NEGATIVE COVENANTS
     The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing, directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Property or of the Company’s capital stock, or offer or agree to do so, or own or acquire or agree to acquire any asset or property of any character subject to any of the foregoing encumbrances (including any conditional sale contract or other title retention agreement), or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Property or the Company’s capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Property as lessee, or cause or assist the inception or continuation of any of the foregoing.
ARTICLE 7.
MISCELLANEOUS
     Section 7.1 Notices.
     All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on: (a) the date of delivery,

if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	WQN, Inc.
14911 Quorum Drive, Suite 140
Dallas, TX 75254
Attention:
Telecopy No.:
Telephone No.:

with a copy to:
Patton Boggs LLP
2100 Ross Avenue Suite 3000
Dallas, Texas 75201
Attention: Charles Miller, Esq.
Telecopy No.: 214-758-1550
Telephone No.: 214-758-1500

and if to the Company:	VoIP, Inc.
12330 SW 53rd Street, Suite 712
Fort Lauderdale, FL 33330
Attention: Steven Ivester
Telephone: (954) 434-2000
Facsimile: (954) 434-4454

with a copy to:	Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, TX 75201
Attention: Ronald L. Brown, Esq.
Telephone: (214) 659-4469
Facsimile: (214) 659-4819
     Any party may change its address by giving notice to the other party stating its new address. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.
     Section 7.2 Severability.
     If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     Section 7.3 Expenses.
     In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with: (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.
     Section 7.4 Waivers, Amendments, Etc.
     The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith. Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.
     Section 7.5 Continuing Security Interest.
     This Agreement shall create a continuing security interest in the Pledged Property and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns. Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Property as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.
     Section 7.6 Independent Representation.
     Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.
     Section 7.7 Applicable Law: Jurisdiction.
     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Dallas County, Texas.

     Section 7.8 Waiver of Jury Trial.
     AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.
     Section 7.9 Entire Agreement.
     This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.
     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

VOIP, INC.

By:	/s/ Steven Ivester

Name: Steven Ivester
Title: Chief Executive Officer

WQN, INC.

By:	/s/ B. Michael Adler

Name: B. Michael Adler
Title: CEO